UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2008
PIKE ELECTRIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Pike Way
Mount Airy, NC 27030
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (336) 789-2171
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 14, 2008, Pike Electric Corporation (the “Company”), its wholly-owned subsidiary, Pike Electric, Inc. (“Buyer”), The Shaw Group Inc. (“Shaw”), and its wholly owned subsidiary, Shaw Energy Delivery Services, Inc. (“Seller”), entered into an amendment agreement (the “Amendment Agreement”) to the Asset Purchase Agreement dated June 18, 2008 (the “Purchase Agreement”) by and among the Company, Buyer, Shaw and Seller. The Amendment Agreement extends the closing date of the transactions contemplated in the Purchase Agreement into September, amends certain closing requirements due to this extension, and provides for certain accounting cooperation and support between the parties.
     The above description of the Amendment Agreement is qualified in its entirety by the contents of the Amendment Agreement, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for its fiscal year ended June 30, 2008.
     This report contains forward-looking statements, including those related to the timing of the closing of the above referenced transactions. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in this report, including the inability to close such transactions. No assurances are made that these results will be achieved.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION

Date: August 14, 2008	By:	/s/ James R. Fox
	Name:	James R. Fox
	Title:	Vice President and General Counsel